Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of the South Carolina Bank and Trust Employees’ Savings Plan:

We consent to the incorporation by reference of our report, dated June 22, 2007, included in the annual report on Form 11-K of the South Carolina Bank and Trust Employees’ Savings Plan for the year ended December 31, 2006, into the Registration Statement on Form S-8 (File Nos. 333-26029 and 333-103708) filed by SCBT Financial Corporation with respect to the South Carolina Bank and Trust Employees’ Savings Plan.

/s/ J.W. Hunt and Company, LLP
J. W. Hunt and Company, LLP

Columbia, South Carolina
June 22, 2007

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